UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)

Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(909) 293-8571
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03	Material Modification to Rights of Securityholders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Designation

As previously disclosed, on May 20, 2026, AMASS Brands Inc (the “Company”) filed with the Secretary of State of Delaware a Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation provides for the creation of 35,000 authorized shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”).

On August 19, 2026, upon obtaining the consent of a majority of the holders of the Series C Preferred Stock, and the approval of the Company’s Board of Directors in accordance with the Delaware General Corporation Law and the terms of the existing Certificate of Designation, the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock (the “Amended and Restated Certificate of Designation”), which amended and restated in its entirety the Company’s existing Certificate of Designation.

The Amended and Restated Certificate of Designation, among other things: (1) revised certain liquidation and deemed liquidation event provisions applicable to the Series C Preferred Stock; (2) modified certain conversion rights and conversion pricing provisions particularly in connection with a limited conversion event; (3) revised the Company’s optional redemption provisions and clarifies that holders of Series C Preferred Stock do not have the right to require the Company to redeem or repurchase such shares, except in connection with an actual liquidation, dissolution or winding up of the Company; (4) revised certain event of default provisions and remedies available to holders; and (5) updated certain definitions, restrictive covenants and other rights, preferences, privileges and restrictions applicable to the Series C Preferred Stock.

The foregoing description of the Amended and Restated Certificate of Designation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On August 19, 2026, pursuant to that certain Securities Purchase Agreement, dated as of March 17, 2026, and as amended by that certain Global Amendment dated April 7, 2026, by and between the Company and Streeterville Capital, LLC (the “Investor”) (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company delivered a request to the Investor for the purchase of additional shares of the Company’s Series C Preferred Stock with an aggregate purchase price of $2,000,000. Subject to the terms and conditions of the Purchase Agreement, the Investor is obligated to purchase such additional shares of Series C Preferred Stock on the applicable closing date.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock of AMASS Brands, Inc, dated August 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMASS BRANDS INC

	By:	/s/ Mark T. Lynn
Mark T. Lynn
Dated: August 21, 2026		Chief Executive Officer

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